Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Celgene Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-126296, 333-70083, 333-91977, 333-39716, 333-107980, 333-65908 and
333-138497) on Form S-8, in the registration statements (Nos. 333-02517, 333-32115, 333-38861, 333-52963, 333-87197, 333-93759, 333-94915, 333-75636,
333-107977, 333-107978 and 333-138395) on Form S-3 and in the registration statements (Nos. 333-101196 and 333-42302) on Form S-4 of Celgene Corporation of our reports dated February 27, 2007, with respect to the consolidated balance sheets of Celgene Corporation and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 2006, the related consolidated financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Celgene Corporation. Our report on the consolidated financial statements refers to the Company's adoption of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment," effective January 1, 2006.


/s/ KPMG LLP

Short Hills, New Jersey
February 27, 2007